Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: September 19, 2024	SEDCO Capital Cayman Limited

/s/ Shaik Mohammed Gouse
Name: Shaik Mohammed Gouse
Title: Director

SC Venus US Limited

/s/ Shaik Mohammed Gouse
Name: Shaik Mohammed Gouse
Title: Director

SC Venus Opportunities Limited

/s/ Shaik Mohammed Gouse
Name: Shaik Mohammed Gouse
Title: Director

SEDCO Capital Global Funds – SC Private Equity Global Fund IV

/s/ Shaik Mohammed Gouse
Name: Shaik Mohammed Gouse
Title: Director

Saudi Economic and Development Securities Company

/s/ Shaik Mohammed Gouse
Name: Shaik Mohammed Gouse
Title: Director